UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2012

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 405-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 8.01	Other Events.

On September 6, 2012, AXIS Capital Holdings Limited (the “Company”) agreed to repurchase from Trident II, L.P and its affiliated entities Marsh & McLennan Employees’ Securities Company, L.P. and Marsh & McLennan Capital Professionals Fund, L.P. an aggregate of 3,000,000 shares of the Company’s common stock at a purchase price of $34.50 per share, for a total purchase price of $103,500,000. The agreed repurchase price per share represents a discount of 1.26% to the Company’s closing stock price on September 6, 2012 of $34.94. The transaction is expected to close on or about September 12, 2012. For the third quarter through September 7, 2012, including the aforementioned repurchase from Trident II, L.P. and its affiliates, the Company repurchased 5.2 million common shares for a total cost of $178.5 million. As of September 7, 2012, the Company had $236.2 million of remaining authorization for common share repurchases through December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2012

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel